Exhibit 3.2

                                     {LOGO}
                                JERSEY FINANCIAL
                              SERVICES COMMISSION

                          COMPANIES (JERSEY) LAW 1991

                                 CERTIFICATE OF
                               INCORPORATION OF A
                                LIMITED COMPANY

                                                         REGISTERED NUMBER 98638

                             I HEREBY CERTIFY THAT

                   GRACECHURCH CARD PROGRAMME FUNDING LIMITED

                  IS THIS DAY INCORPORATED AS A PUBLIC COMPANY
                     UNDER THE COMPANIES (JERSEY) LAW 1991



DATED THIS 7TH DAY OF SEPTEMBER 2007



                                                                     {SIGNATURE}
                                              FOR AND ON BEHALF OF THE REGISTRAR

                                                                       {BARCODE}